UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2025
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nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On January 30, 2025, nVent Electric plc (the "Company" or "nVent") completed the previously announced sale of the Company's Thermal Management business (such business, "Thermal Management," and the sale of Thermal Management, the "Transaction") to BCP VI Summit Holdings LP, an affiliate of funds managed by Brookfield Asset Management (the "Buyer"), pursuant to a Share and Asset Purchase Agreement, dated as of July 31, 2024, between the Buyer (as assignee of BCP Acquisitions LLC) and nVent. Pursuant to the Purchase Agreement, nVent received approximately $1.7 billion in cash from the Buyer, subject to certain customary post-closing adjustments.

There are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to nVent, Thermal Management or the Buyer. The assertions embodied in these representations and warranties were made solely for the benefit of the parties and solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in nVent’s public disclosures.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses of Funds Acquired
Not applicable.
(b)	Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial statements of nVent Electric plc reflecting the Transaction, including the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024; the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2023, 2022 and 2021; and notes thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share and Asset Purchase Agreement, dated July 31, 2024, by and between nVent Electric plc and BCP VI Summit Holdings LP (as assignee of BCP Acquisitions LLC) (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on August 6, 2024 (File No. 001-38265)).

99.1	nVent Electric plc unaudited pro forma condensed consolidated financial statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 4, 2025.

nVent Electric plc
Registrant

By	/s/ Sara E. Zawoyski
Sara E. Zawoyski
Executive Vice President and Chief Financial Officer